SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           Finger Lakes Bancorp, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                    (To be applied for)
--------------------------------------------------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



470 Exchange Street, Geneva, New York                              14456
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 (Address of Principal Executive Offices)                       (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           Pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.|_|                                    box.|X|

     Securities Act registration statement file number to which this form relates: 333-33418
         ---------


     Securities to be registered pursuant to Section 12(b) of the Act.

                     None                               N/A
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               (Title of Class)           (Name of Each Exchange on Which
                                           Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock par value $.01 per share
   -------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------


     For a description of the Registrant's securities, reference is made to "Dividend Policy," "The Conversion," "Comparison of Stockholders' Rights," "Description of Capital Stock of Finger Lakes Bancorp," and "Restrictions on Acquisition of Finger Lakes Bancorp" in the Registrant's Registration Statement on Form S-1 (File No. 333-33418), dated March 28, 2000, as amended on August 25, 2000, and September 22, 2000, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws, reference is made to "Comparison of Stockholders' Rights" in the Registrant's Registration Statement on Form S-1 (Registration Number 333-33418) dated March 28, 2000, as amended August 25, 2000, and September 22, 2000.


Item 2.  Exhibits.
-----------------

         1.       Registration   Statement  on  Form  S-1  (Registration  Number
                  333-33418) dated March 28, 2000, as amended on August 25, 2000, and September 22, 2000, is hereby incorporated by reference.

         2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on March 28, 2000, as amended on August 25, 2000, and September 22, 2000).

         3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on March 28, 2000, as amended on August 25, 2000, and September 22, 2000).

         4.       Form  of  Stock  Certificate  (incorporated  by  reference  to
                  Exhibit 4 of the Registration Statement on Form S-1 as filed on March 28, 2000, as amended on August 25, 2000, and September 22, 2000).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         FINGER LAKES BANCORP, INC.



Date:    October 24, 2000               By:      /s/ G. Thomas Bowers
                                                  ------------------------------
                                                  G. Thomas Bowers
                                                  Chairman, President and
                                                  Chief Executive Officer